UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A-2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2007

XFORMITY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23391	84-1434313
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

14333 Proton Drive. Dallas, Texas  75244
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (972) 661-1200

___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On January 30, 2007, XFormity Technologies, Inc. (XFormity) was notified that a majority of the partners of Altschuler, Melvoin and Glasser LLP (AM&G) had become partners of McGladrey & Pullen, LLP and, as a consequence, AM&G was compelled to resign and would no longer be the auditor for the Company. Virchow, Krause & Company, LLP (Virchow) has been appointed as the Company’s new auditor.

Except as described below, the audit reports of AM&G on the consolidated financial statements of XFormity Technologies, Inc. and Subsidiary as of and for the fiscal years ended June 30, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to audit scope or accounting principles. AM&G’s 2005 and 2006 audit report relating to AM&G’s audit of XFormity’s consolidated financial statements for the fiscal years ended June 30, 2006 and 2005 included an emphasis paragraph relating to an uncertainty as to XFormity’s ability to continue as a going concern.

In connection with the audits of the Company’s consolidated financial statements for each of the fiscal years ended June 30, 2006 and 2005 and through the date of this current report, there were: (1) no disagreements between XFormity and AM&G on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of AM&G, would have caused AM&G to make reference to the subject matter of the disagreement in their reports on XFormity’s consolidated financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304 (a)(1)(iv)(B) of Regulation S-B or Item 304 (a)(1)(v) of Regulation S-K.

XFormity has provided AM&G a copy of the disclosures in this Form 8-K/A and has requested that AM&G furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not AM&G agrees with XFormity’s statement in this Item 304 (a). A copy of the letter dated January 31, 2007 furnished by AM&G in response to that request is filed as Exhibit 16.1 and is in agreement with the information in this Form 8-K/A

The decision to engage Virchow, Krause & Company, LLP was approved by the audit committee of the Board of Directors on January 15, 2007. During the fiscal year ended June 30, 2006, the Company engaged the services of Virchow, Krause & Company, LLP to provide guidance in regards to two issues, both raised by the Securities and Exchange Commission, (1) relating to the accounting treatment for the Company’s transaction with a group of its original investors (the Consortium) and (2) the beneficial conversion feature in its convertible debentures. Upon the accounting literature provided to the Company and in discussions with them about this literature, the Company then complied with the proper accounting literature. The exact date Virchow was engaged was February 2, 2007. Although the Company and Virchow had agreed in general as the new auditors prior to February 2, 2007, the Company formally signed the Virchow engagement letter on February 2, 2007 after Virchow completed its internal procedures related to new attest client acceptance.

The former accounting firm was not consulted by the Company other than to discuss its position and the proper recording of the transactions relating to the Securities and Exchange Commission comments in its letters relating to the certain transactions noted above. The former accounting firm also reviewed the Company’s letters to the Securities and Exchange Commission. The Company supported its position to the former accountants and made reference to the specific accounting literature followed. The former accounting firm did not issue any separate opinion or report, but confirmed and agreed with the Company’s conclusions in the course of their regular audit procedures.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

16.1	Letter of agreement with the Form 8-K/A filing from Altschuler, Melvoin and Glasser, LLP (the former accountants)

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

XFormity Technologies, Inc.(Registrant)

Dated: February 15, 2007	/s/ Chris Ball Chris Ball, CEO

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